FOURTEENTH AMENDMENT TO
THE EA SERIES TRUST ETF DISTRIBUTION AGREEMENT
THIS FOURTEENTH AMENDMENT to the ETF Distribution Agreement, dated as of September 30, 2021 (the “Agreement”), is entered into by and between EA Series Trust (the “Trust”), Empowered Funds, LLC (the “Adviser”) and Quasar Distributors, LLC (the “Distributor” together with the Trust and the Adviser, the “Parties”) as of March 8, 2024 (the “Effective Date”).
WHEREAS, the Parties desire to amend Schedule A of the Agreement to add certain new Funds, and make other changes to Schedule A as described more fully therein;
WHEREAS, Section 13 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto, which reflects Fund updates.
3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Parties hereto have caused this Fourteenth Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

EA SERIES TRUST		QUASAR DISTRIBUTORS, LLC

By:	/s/ Patrick Cleary	By:	/s/ Teresa Cowan
	Patrick Cleary, CEO		Teresa Cowan, President

EMPOWERED FUNDS, LLC

By:	/s/ Sean Hegarty
Sean Hegarty, Chief Operating Officer

SCHEDULE A
Separate Series of EA Series Trust
As of March 8, 2024

Name of Series
Alpha Architect 1-3 Month Box ETF
Alpha Architect Tail Risk ETF
Alpha Architect High Inflation and Deflation ETF
Alpha Architect International Quantitative Momentum ETF
Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF
Alpha Architect U.S. Quantitative Value ETF
Alpha Architect Value Momentum Trend ETF
Altrius Global Dividend ETF
AOT Growth and Innovation ETF
Argent Mid Cap ETF
Astoria Quality Kings ETF
Bridges Capital Tactical ETF
Burney U.S. Factor Rotation ETF
Bushido Capital US Equity ETF
Discipline Fund ETF
EA Bridgeway Blue Chip ETF
EA Bridgeway Omni Small Cap Value ETF
Euclidean Fundamental Value ETF
Freedom 100 Emerging Markets ETF
Freedom Day Dividend ETF
Gadsden Dynamic Multi-Asset ETF
Guru Favorite Stocks ETF
MKAM ETF
Morgan Dempsey Large Cap Value ETF
Relative Sentiment Tactical Allocation ETF
Sparkline Intangible Value ETF
Strive 1000 Dividend Growth ETF
Strive 1000 Growth ETF
Strive 1000 Value ETF
Strive 500 ETF
Strive Developed Markets ETF
Strive Emerging Markets Ex-China ETF
Strive Enhanced Income Short Maturity ETF
Strive FAANG 2.0 ETF
Strive Small Cap ETF
Strive Total Return Bond ETF
Strive U.S. Energy ETF
Strive U.S. Semiconductor ETF
MarketDesk Focused U.S. Dividend ETF
WHITEWOLF Publicly Listed Private Equity ETF
WHITEWOLF Commercial Real Estate Finance Income
ETF ARK 21Shares Active Bitcoin Futures Strategy ETF
ARK 21Shares Active Ethereum Futures ETF

ARK 21Shares Active On-Chain Bitcoin Strategy ETF
ARK 21Shares Blockchain and Digital Economy Innovation ETF
ARK 21Shares Active Bitcoin Ethereum Strategy ETF
Honeytree U.S. Equity ETF
TBG Dividend Growth ETF
Keating Active ETF
Alpha Blue Capital US Small-Mid Cap Dynamic ETF
Strive Mid-Cap ETF
CCM Global Equity ETF
StockSnips AI-Powered Sentiment US All Cap ETF